UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Evil Empire Designs, Inc.
(Exact name of registrant as specified in its charter)

 Nevada

(State or other jurisdiction of incorporation)

000-56212

(Commission File Number)

45-5530035

 (IRS Employer Identification No.)

5313 Corbett St.

Las Vegas, Nevada 89130

(Address of principal executive offices)(Zip Code)

(725) 666-3700

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2023, pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”), dated October 11, 2023, by and among Evil Empire Designs, Inc., a Nevada corporation (the “Company”), Jade Affiliated Inc., an Arizona corporation (“Jade Affiliated”), and Jad Wakim, the sole holder of shares of common stock of Jade Affiliated, the Company completed its acquisition of Jade Affiliated.

Pursuant to the Share Exchange Agreement, the Company issued a total of 10,100,000 shares of common stock to Jad Wakim, the sole shareholder of Jade Affiliated.  As a result of the share exchange, Jade Affiliated became a wholly-owned subsidiary of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1

Share Exchange Agreement, dated October 11, 2023, by and among Evil Empire Designs, Inc., a Nevada corporation, Jade Affiliated Inc., an Arizona corporation (“Jade Affiliated”), and Jad Wakim, the sole holders of common stock of Jade Affiliated.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evil Empire Designs, Inc.
(Registrant)

Date: November 1, 2023	By:	/s/ Sheila Cunningham
	Name:	Sheila Cunningham
	Title:	President and Chief Executive Officer

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